UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Elster Group SE

(Exact name of registrant as specified in its charter)

Federal Republic of Germany	Not Applicable

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Frankenstrasse 362 45133 Essen, Germany

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

American Depositary Shares each representing one-fourth of an Ordinary Share	New York Stock Exchange, Inc.

Ordinary Shares, no par value	New York Stock Exchange, Inc.*
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐
Securities Act registration file number to which this form relates: No. 333-169347
Securities to be registered pursuant to Section 12(g) of the Act: None

*	Application to be made for listing, not for trading, but only in connection with the registration of the American Depositary Shares pursuant to the requirements of the Securities and Exchange Commission.

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
Index to Exhibits

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the securities to be registered that appears on page 48 (under the caption “Dividend Policy”), pages 156 through 160 (under the caption “Our History and Recent Corporate Transactions”), pages 161 through 165 (under the caption “Related Party Transactions”), pages 166 through 168 (under the caption “Principal and Selling Shareholders”), pages 171 through 175 (under the caption “Articles of Association”), page 176 (under the caption “Exchange Controls and Limitations Affecting Shareholders”), pages 177 through 185 (under the caption “Description of American Depositary Shares”) and pages 187 through 192 (under the caption “Taxation”) of the Prospectus, subject to completion dated September 17, 2010, included in Amendment No. 2, filed on September 17, 2010, to the Registrant’s Registration Statement (No. 333-169347) on Form F-1, filed on September 13, 2010 under the Securities Act of 1933 is hereby incorporated by reference in answer to this Item.
Item 2. Exhibits.
     The following exhibits are filed herewith (or incorporated herein by reference):

99.1.	Registration Statement on Form F-1 filed on September 13, 2010 (Reg. No. 333-169347), as amended from time to time (incorporated herein by reference).

99.2.	Articles of Association of Elster Group SE (English translation) (incorporated by reference to Exhibit 3.1 of Elster Group SE’s registration statement on Form F-1 (Reg. No. 333-169347) filed with the SEC on September 13, 2010).

99.3.	Form of Articles of Association of Elster Group SE in effect following the offering (English translation) marked to show changes from the current version of the Articles of Association filed as Exhibit 99.2 (incorporated by reference to Exhibit 3.2 of Elster Group SE’s registration statement on Form F-1 (Reg. No. 333-169347) filed with the SEC on September 13, 2010).

99.4.	Form of specimen of ordinary registered share certificate and English translation (incorporated by reference to Exhibit 4.1 of Elster Group SE’s registration statement on Form F-1 (Reg. No. 333-169347) filed with the SEC on September 13, 2010).

99.5.	Form of Deposit Agreement among Elster Group SE, Deutsche Bank Trust Company Americas, and holders of American Depositary Receipts (incorporated by reference to Exhibit 4.2 of Elster Group SE’s registration statement on Form F-1 (Reg. No. 333-169347) filed with the SEC on September 13, 2010).

99.6.	Form of American Depositary Receipt (included in Exhibit 99.5.).

SIGNATURE
Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)		ELSTER GROUP SE

Date	September 24, 2010

By	/s/ Simon Beresford-Wylie
	Name:	Simon Beresford-Wylie
	Title:	Chief Executive Officer

By	/s/ Christoph Schmidt-Wolf
	Name:	Christoph Schmidt-Wolf
	Title:	Chief Financial Officer

Index to Exhibits

Exhibit No.	Exhibit
99.1.	Registration Statement on Form F-1 filed on September 13, 2010 (Reg. No. 333-169347), as amended from time to time (incorporated herein by reference).

99.2.	Articles of Association of Elster Group SE (English translation) (incorporated by reference to Exhibit 3.1 of Elster Group SE’s registration statement on Form F-1 (Reg. No. 333-169347) filed with the SEC on September 13, 2010).

99.3.	Form of Articles of Association of Elster Group SE in effect following the offering (English translation) marked to show changes from the current version of the Articles of Association filed as Exhibit 99.2 (incorporated by reference to Exhibit 3.2 of Elster Group SE’s registration statement on Form F-1 (Reg. No. 333-169347) filed with the SEC on September 13, 2010).

99.4.	Form of specimen of ordinary registered share certificate and English translation (incorporated by reference to Exhibit 4.1 of Elster Group SE’s registration statement on Form F-1 (Reg. No. 333-169347) filed with the SEC on September 13, 2010).

99.5.	Form of Deposit Agreement among Elster Group SE, Deutsche Bank Trust Company Americas, and holders of American Depositary Receipts (incorporated by reference to Exhibit 4.2 of Elster Group SE’s registration statement on Form F-1 (Reg. No. 333-169347) filed with the SEC on September 13, 2010).

99.6.	Form of American Depositary Receipt (included in Exhibit 99.5.).